UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 12, 2025
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2411 Dulles Corner Park
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices, including zip codes)
(703) 935-1930
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, exercisable for shares of Class A common stock at an exercise price of $92.00 per share	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
On December 12, 2025, BlackSky Technology Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Deutsche Bank Securities Inc. and Craig-Hallum Capital Group LLC (the “Sales Agents”), pursuant to which the Company may offer and sell from time to time through the Sales Agents the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”).
Upon delivery of a placement notice to the Sales Agents and subject to the terms and conditions of the Sales Agreement, the sales, if any, of the Shares may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed with the applicable Sales Agent, or by means of any other existing trading market for shares of the Company’s common stock or to or through a market maker other than on an exchange. The Company will submit orders to only one Sales Agent at a time relating to the sale of shares of its common stock under the Sales Agreement. Under the Sales Agreement, the Sales Agents will use commercially reasonable efforts to sell the Shares from time to time consistent with their normal trading and sales practices, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to sell any Shares under the Sales Agreement.
Any sales of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-291810) filed with the Securities and Exchange Commission (“SEC”) on November 26, 2025, and declared effective on December 12, 2025. The Company filed a prospectus supplement, dated December 12, 2025, with the SEC in connection with the offer and sale of the Shares.
A Sales Agent may terminate the Sales Agreement with respect to itself, or the Company may terminate the Sales Agreement, at any time upon ten trading days’ prior written notice in accordance with the terms of the Sales Agreement.
The Sales Agreement contains customary representations, warranties and agreements by the Company, and indemnification rights and obligations of the parties. The Sales Agreement provides that the Sales Agents will be entitled to compensation for their services of up to 3.0% of the gross proceeds of all shares sold through the Sales Agents under the Sales Agreement. Under the terms of the Sales Agreement, the Company has agreed to indemnify the Sales Agents against certain specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the Sales Agents may be required to make in respect of these liabilities, and to reimburse the Sales Agents for certain expenses.
The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the shares of Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.     Financial Statements and Exhibits

Exhibit Number	Description
1.1	Sales Agreement, dated December 12, 2025, by and among BlackSky Technology Inc., Deutsche Bank Securities Inc. and Craig-Hallum Capital Group LLC
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2025

BLACKSKY TECHNOLOGY INC.

By:	/s/ Henry Dubois
Name: Henry Dubois
Title: Chief Financial Officer